Exhibit 99.1

RealD Appoints Williams-Sonoma CEO

Laura J. Alber to its Board of Directors

LOS ANGELES (February 11, 2013) - RealD Inc. (NYSE: RLD), a leading global licensor of 3D technologies, today announced the appointment of Laura J. Alber to RealD’s Board of Directors, as a Class I director.  Alber currently serves as President and Chief Executive Officer of Williams-Sonoma, Inc., and has been a member of its Board of Directors since 2010.

Michael V. Lewis, Chairman and Chief Executive Officer of RealD commented, “Laura is the visionary leader responsible for establishing many of Williams-Sonoma’s growth strategies, including expansion of the Pottery Barn brand and launching the Pottery Barn Kids, Pottery Barn Bed + Bath, and PBteen brands.  Her proven expertise in brand management and marketing will provide valuable counsel to RealD as we further establish RealD’s brand as a global leader in visual technologies.”

“RealD is widely known for its premium visual experience in cinema and I see great potential applications for RealD technology across consumer electronics, retail and beyond,” said Alber. “I look forward to working with Michael, the other members of RealD’s Board of Directors and the senior management team to capitalize on the many growth opportunities ahead.”

Alber, who was appointed CEO in 2010, joined Williams-Sonoma in 1995 as a Senior Buyer for the Pottery Barn brand, and since that time, has held numerous brand management and executive leadership roles, including President, Williams-Sonoma, Inc.; President, Pottery Barn Brands; Executive Vice President, Pottery Barn Merchandising; and Senior Vice President, Pottery Barn Catalog and Pottery Barn Kids Retail.   Alber has led the company’s global expansion as well as its rapid growth and profitability in eCommerce by combining lifestyle brand merchandising with powerful, data driven analytics.

She received a B.A. in Psychology from the University of Pennsylvania.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements, including but not limited to: statements about RealD’s expectations regarding the changes in its board of directors and management team; statements concerning anticipated future financial and operating performance; RealD’s ability to continue to derive substantial revenue from the licensing of RealD’s 3D technologies for use in the motion picture industry, as well as RealD’s relationships with consumer electronics manufacturers and its ability to generate substantial revenue from the licensing of RealD’s 3D technologies for use in the 3D consumer electronics market; 3D motion picture releases and conversions scheduled in the future, their commercial success and consumer preferences; our ability to increase the number of RealD-enabled screens in domestic and international markets and market share; our ability to supply our solutions to our customers on a timely basis; RealD’s relationships with its exhibitor and studio partners and the business model for 3D eyewear in North America; the progress, timing and amount of expenses associated with RealD’s research and development activities; market and industry trends, including growth in 3D content; RealD’s projected operating results; and competitive pressures in domestic and international markets. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. RealD’s Annual Report on Form 10-K for the twelve months ended March 23, 2012, RealD’s Quarterly Report on Form 10-Q for the third fiscal quarter ended December 31, 2012 and other documents filed with the SEC include a more detailed discussion of the risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

About RealD Inc.

RealD is a leading global licensor of 3D technologies. RealD’s extensive intellectual property portfolio is used in applications that enable a premium 3D viewing experience in the theater, the home and elsewhere. RealD licenses its RealD Cinema Systems to motion picture exhibitors that show 3D motion pictures and alternative 3D content. RealD also provides its RealD Display, active and passive eyewear, and RealD Format technologies to consumer electronics manufacturers and content producers and distributors to enable the delivery and viewing of 3D content. RealD’s cutting-edge technologies have been used for applications such as piloting the Mars Rover.

RealD was founded in 2003 and has offices in Beverly Hills, California; Boulder, Colorado; London, United Kingdom; Moscow, Russia; Shanghai, China; Hong Kong; and Tokyo, Japan. For more information, please visit our website at www.reald.com.

© 2013 RealD Inc. All Rights Reserved.

Investor Contact:

Erik Randerson, CFA

424-702-4317

eranderson@reald.com

Media Contact:

Rick Heineman

310-385-4020

rheineman@reald.com